Exhibit 3.4
BY-LAWS OF KfW INTERNATIONAL FINANCE INC.
Effective May 2, 1997
PREAMBLE
Kreditanstalt für Wiederaufbau, Frankfurt am Main, Federal Republic of Germany, is the sole stockholder of the Corporation.
Article I THE STOCKHOLDER
Section 1.1. Annual Meetings. An annual meeting of the sole stockholder shall be held for the election of directors of the Corporation at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. Participants at the annual meeting shall be the representatives of the sole stockholder, the members of the Board of Directors, and any guests invited by the sole stockholder.
Section 1.2. Special Meetings. Special meetings of the sole stockholder may be called at any time at the request of the sole stockholder, acting through the Secretary of the Corporation, by the Chairman of the Board of Directors, or by the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.
Section 1.3. Notice of Meetings. Whenever a meeting of the sole stockholder is called, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to the sole stockholder. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the designated participants of the respective meeting at such address as it appears on the records of the Corporation.
Section 1.4. Adjournments. Any meeting of the sole stockholder, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given.
Section 1.5. Organization. Meetings of the sole stockholder shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, or in the absence of the foregoing persons by a chairman chosen at the meeting. The chairman of the meeting may appoint any person to act as secretary of the meeting or, in the absence of such appointment, the Secretary of the Corporation, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting.
Section 1.6. Voting. At meetings of the sole stockholder only the authorized representative of the sole stockholder is entitled to vote.
Section 1.7. Consent of the Sole Stockholder in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law to be taken at any annual or special meeting of the sole stockholder of the Corporation, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the authorized representative of the sole stockholder and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the sole stockholder are recorded. Every written consent shall bear the date of signature.
Section 1.8. Certain Rights of the Sole Stockholder. The sole stockholder may require that the Corporation: (i) permit an audit of the management and operations of the Corporation to be conducted in connection with the annual audit of the Corporation’s financial statements; (ii) commission the Corporation’s auditors to review in their audit reports (a) the development of the Corporation’s financial position and results as well as its liquidity and profitability, (b) any significant loss making operations and the causes of the losses, and (c) the cause of any deficit in the profit and loss account for the fiscal year; and (iii) forward promptly to it the auditor’s report.

Article II THE BOARD OF DIRECTORS
Section 2.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation.
Section 2.2. Election, Number and Compensation of Directors. The directors of the Corporation shall be elected by the sole stockholder. The Board of Directors shall consist of five or more members, the number thereof to be determined from time to time by the sole stockholder. The compensation of directors shall be fixed from time to time by the sole stockholder.
Section 2.3. Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of the sole stockholder next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors and the sole stockholder. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the sole stockholder. Vacancies resulting from resignations or removals will be filled for the unexpired portion of the term by the sole stockholder.
Section 2.4. Regular Meetings; Annual Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given. An annual meeting of the Board of Directors shall be held for the approval of the annual financial statements prepared by the Corporation and audited by the independent auditor not later than six months after the end of the applicable fiscal year.
Section 2.5. Appointment of Independent Auditors. At the annual meeting the Board of Directors shall appoint a firm of independent auditors to audit the financial statements of the Corporation.
Section 2.6. Financial Statements and Auditors’ Report. After the annual meeting the Secretary of the Corporation shall promptly forward the approved annual financial statements of the Corporation and the report of the independent auditors to the sole stockholder.
Section 2.7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever requested by the Chairman of the Board, by the Vice Chairman, by any two directors, or at the request of the sole stockholder by the Secretary. Reasonable notice thereof shall be given by the person or persons requesting the meeting.

Section 2.8. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation on these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.
Section 2.9. Quorum; Vote Required for Action. At all meetings of the Board of Directors one third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.
Section 2.10. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, or in their absence by a chairman chosen at the meeting. The chairman of the meeting may appoint any person to act as secretary of the meeting or, in the absence of such appointment, the Secretary of the Corporation, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting.
Section 2.11. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Article III COMMITTEES
Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of a such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the sole stockholder the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the sole stockholder a dissolution of the Corporation on a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.
Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 11 of these by-laws.
Section 3.3. Reports. Committees so designated shall report to the Board of Directors on their activities at the annual meeting of the Board of Directors.
Article IV OFFICERS
Section 4.1. Officers; Election. As soon as practicable after the annual meeting of the sole stockholder in each year, the Board of Directors shall elect a Chairman of the Board, a President, and a Secretary, and it may, if it so determines, elect from among its members a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as is considered desirable. Any number of offices may be held by the same person.
Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of the sole stockholder next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.
Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record or cause to be recorded the proceedings of the meetings of the sole stockholder, the Board of Directors and any committees in a book to be kept for that purpose, the minutes of the proceedings of such meetings to be signed by the acting secretary and the acting chairman of the respective meetings. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Article V STOCK
Section 5.1. Certificates. The sole stockholder shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Article VI MISCELLANEOUS
Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the

Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 6.3. Waiver of Notice of Meetings of the Sole Stockholder, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the sole stockholder, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.
Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation as a director, officer, employee or agent of any other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. Expenses including attorneys’ fees incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in servicing or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the sole stockholder, and the contract or transaction is specifically approved in good faith by the sole stockholder; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the sole stockholder. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of’, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
Section 6.7. Amendment of By-Laws. The Board of Directors shall not have the authority to amend or repeal these by-laws, or to adopt new or additional by-laws, but the sole stockholder may amend or repeal any by-law, whether or not adopted by it, and may adopt new or additional by-laws.

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